Exhibit 99.1

EXL REPORTS 2025 FIRST QUARTER RESULTS

2025 First Quarter Revenue of $501.0 Million, up 14.8% year-over-year
Q1 Diluted EPS (GAAP) (1) of $0.40, up 38.3% from $0.29 in Q1 of 2024
Q1 Adjusted Diluted EPS (Non-GAAP) (1) of $0.48, up 26.9% from $0.38 in Q1 of 2024

New York - April 29, 2025 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced its financial results for the quarter ended March 31, 2025.

Chairman and Chief Executive Officer Rohit Kapoor said, “We are pleased with our first quarter results and strong start to the year, as we delivered revenue and adjusted diluted EPS growth of 15% and 27% respectively. Our strong business momentum underscores the successful execution of our differentiated data and AI-led strategy and demonstrates the enduring resilience and adaptability of EXL’s business model.”

Chief Financial Officer Maurizio Nicolelli said, “While we remain prudent in our outlook given the increasing level of macro-economic uncertainty, we are increasing our revenue guidance for the year, based on our business momentum and more favorable currency exchange rates. We now expect revenue to be in the range of $2.035 billion to $2.065 billion, up from our prior guidance of $2.025 billion to $2.060 billion. This represents 11% to 12% year-over-year growth on a reported basis, or 11% to 13% on a constant currency basis. We continue to expect our adjusted diluted earnings per share for 2025 to be in the range of $1.83 to $1.89, representing an 11% to 14% increase over 2024, as we continue to accelerate our data and AI investments to generate future growth.”

______________________________________________________________
1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: First Quarter 2025

•Revenue for the quarter ended March 31, 2025, increased to $501.0 million compared to $436.5 million for the first quarter of 2024, an increase of 14.8% on a reported basis and 15.1% on a constant currency basis. Revenue increased by 4.1% sequentially on a reported basis and 4.3% on a constant currency basis, from the fourth quarter of 2024.

	Revenue		Gross Margin
	Three months ended		Three months ended
Reportable Segments(1)	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
	(dollars in millions)
Insurance	$172.0	$158.3	36.6%	33.8%
Healthcare and Life Sciences	125.6	100.7	43.9%	45.3%
Banking, Capital Markets and Diversified Industries	117.7	103.2	37.3%	36.1%
International Growth Markets	85.7	74.3	36.6%	35.9%
Total Revenue, net	$501.0	$436.5	38.6%	37.4%

(1) In the first quarter of 2025, the Company implemented operational and structural changes to accelerate the execution of its data and AI-led strategy. Under the new structure, the Company reports its financial performance based on new segments presented in the table above, and as described in more detail in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025, that is being filed with the SEC. In conjunction with the new reporting structure, the Company has recast prior period amounts, wherever applicable, to conform to the way the Company internally manages and monitors segment performance.

•Operating income margin for the quarter ended March 31, 2025 was 15.7%, compared to 14.1% for the first quarter of 2024 and 14.8% for the fourth quarter of 2024. Adjusted operating income margin for the quarter ended March 31, 2025 was 20.1%, compared to 18.9% for the first quarter of 2024 and 18.8% for the fourth quarter of 2024.

•Diluted earnings per share for the quarter ended March 31, 2025 was $0.40, compared to $0.29 for the first quarter of 2024 and $0.31 for the fourth quarter of 2024. Adjusted diluted earnings per share for the quarter ended March 31, 2025 was $0.48, compared to $0.38 for the first quarter of 2024 and $0.44 for the fourth quarter of 2024.

Business Highlights: First Quarter 2025

•Won 10 new clients in the first quarter of 2025.

•Named a Leader in four categories in the ISG Provider Lens™ Insurance Services 2024 report. Earning top honors in the North American Life & Retirement, Property & Casualty, Life & Retirement TPA Insurance Services, and Insurance IT Services.

•Named a Leader and a Star Performer in Everest Group’s Life and Annuities Insurance Business Process Services and Third-Party Administrator (TPA) PEAK Matrix® Assessment 2025.

•Recognized as part of Newsweek’s America’s Most Responsible Companies 2025, Forbes’ Most Trusted Companies in America 2025, USA Today's America’s Climate Leaders 2025, and The Financial Times’ Best Employers Asia-Pacific 2025.

2025 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 85.5, U.K. pound sterling to U.S. dollar exchange rate of 1.30, U.S. dollar to the Philippine peso exchange rate of 57.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2025:

•Revenue of $2.035 billion to $2.065 billion, representing an increase of 11% to 12% on a reported basis, and 11% to 13% on a constant currency basis from 2024; and

•Adjusted diluted earnings per share of $1.83 to $1.89, representing an increase of 11% to 14% from 2024.

Conference Call
ExlService Holdings, Inc. will host a conference call on Wednesday, April 30, 2025 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.
Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a global data and artificial intelligence ("AI") company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI, and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 60,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share amount and share count)

	Three months ended March 31,
	2025	2024
Revenues, net	$501,019	$436,507
Cost of revenues (1)	307,705	273,424
Gross profit (1)	193,314	163,083
Operating expenses:
General and administrative expenses	59,417	53,243
Selling and marketing expenses	41,925	35,970
Depreciation and amortization expense	13,557	12,346
Total operating expenses	114,899	101,559
Income from operations	78,415	61,524
Foreign exchange gain, net	1,192	359
Interest expense	(4,144)	(3,291)
Other income, net	4,703	3,952
Income before income tax expense and earnings from equity affiliates	80,166	62,544
Income tax expense	13,496	13,753
Income before earnings from equity affiliates	66,670	48,791
Loss from equity-method investment	(109)	(28)
Net income	$66,561	$48,763
Earnings per share:
Basic	$0.41	$0.30
Diluted	$0.40	$0.29
Weighted-average number of shares used in computing earnings per share:
Basic	162,490,179	165,082,387
Diluted	164,557,333	166,726,853
(1) Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except per share amount and share count)

	As of
	March 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$140,442	$153,355
Short-term investments	190,978	187,223
Restricted cash	9,826	9,972
Accounts receivable, net	339,856	304,322
Other current assets	150,203	140,317
Total current assets	831,305	795,189
Property and equipment, net	107,148	101,837
Operating lease right-of-use assets	71,150	68,784
Restricted cash	8,210	8,071
Deferred tax assets, net	109,953	104,747
Goodwill	420,494	420,387
Other intangible assets, net	46,092	49,331
Long-term investments	20,134	13,972
Other assets	61,925	56,085
Total assets	$1,676,411	$1,618,403
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,648	$5,884
Current portion of long-term borrowings	4,886	4,886
Deferred revenue	20,138	19,264
Accrued employee costs	63,575	129,994
Accrued expenses and other current liabilities	131,980	113,597
Current portion of operating lease liabilities	17,426	16,491
Total current liabilities	243,653	290,116
Long-term borrowings, less current portion	302,377	283,598
Operating lease liabilities, less current portion	61,408	59,851
Deferred tax liabilities, net	1,625	1,403
Other non-current liabilities	55,471	53,573
Total liabilities	664,534	688,541
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 400,000,000 shares authorized, 207,758,497 shares issued and 162,683,343 shares outstanding as of March 31, 2025 and 206,510,587 shares issued and 161,801,212 shares outstanding as of December 31, 2024	207	206
Additional paid-in capital	609,592	588,583
Retained earnings	1,348,521	1,281,960
Accumulated other comprehensive loss	(142,787)	(154,722)
Total including shares held in treasury	1,815,533	1,716,027
Less: 45,075,154 shares as of March 31, 2025 and 44,709,375 shares as of December 31, 2024, held in treasury, at cost	(803,656)	(786,165)
Total Stockholders’ equity	1,011,877	929,862
Total liabilities and stockholders’ equity	$1,676,411	$1,618,403

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with future acquisitions and the currency fluctuations and associated tax effects. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation matters, effects of termination of leases, certain defined social security contributions, allowance for certain material expected credit losses, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

EXL’s primary exchange rate exposure is with the Indian rupee, the Philippine peso, the U.K. pound sterling and the South African rand. The average exchange rate of the U.S. dollar against the Indian rupee increased from 83.12 during the quarter ended March 31, 2024 to 86.52 during the quarter ended March 31, 2025, representing a depreciation of 4.1% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 56.24 during the quarter ended March 31, 2024 to 57.86 during the quarter ended March 31, 2025, representing a depreciation of 2.9% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar decreased from 1.27 during the quarter ended March 31, 2024 to 1.26 during the quarter ended March 31, 2025, representing a depreciation of 0.1% against the U.S. dollar. The average exchange rate of the U.S. dollar against the South African rand decreased from 18.96 during the quarter ended March 31, 2024 to 18.49 during the quarter ended March 31, 2025, representing an appreciation of 2.5% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the three months ended March 31, 2025 and March 31, 2024, and the three months ended December 31, 2024:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Three months ended
	March 31,		December 31,
	2025	2024	2024
Net Income (GAAP)	$66,561	$48,763	$50,672
add: Income tax expense	13,496	13,753	19,850
add/(subtract): Foreign exchange gain, net, interest expense, gain/(loss) from equity-method investment and other income/(loss), net	(1,642)	(992)	720
Income from operations (GAAP)	$78,415	$61,524	$71,242
add: Stock-based compensation expense	19,187	17,852	15,479
add: Amortization of acquisition-related intangibles	3,246	3,080	4,024
Adjusted operating income (Non-GAAP)	$100,848	$82,456	$90,745
Adjusted operating income margin as a % of Revenue (Non-GAAP)	20.1%	18.9%	18.8%
add: Depreciation on long-lived assets	10,311	9,266	12,140
Adjusted EBITDA (Non-GAAP)	$111,159	$91,722	$102,885
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	22.2%	21.0%	21.4%

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Three months ended
	March 31,		December 31,
	2025	2024	2024
Net income (GAAP)	$66,561	$48,763	$50,672
add: Stock-based compensation expense	19,187	17,852	15,479
add: Amortization of acquisition-related intangibles	3,246	3,080	4,024
add/(subtract): Changes in fair value of contingent consideration	—	(589)	—
add/(subtract): Other tax expense/(benefits) (a)	—	151	3,860
subtract: Tax impact on stock-based compensation expense (b)	(9,105)	(5,358)	(1,769)
subtract: Tax impact on amortization of acquisition-related intangibles	(799)	(766)	(921)
Adjusted net income (Non-GAAP)	$79,090	$63,133	$71,345
Adjusted diluted earnings per share (Non-GAAP)	$0.48	$0.38	$0.44

(a) To exclude other tax expenses/(benefits), primarily related to certain deferred tax assets and liabilities.

(b) Tax impact includes $14,526 and $7,523 during the three months ended March 31, 2025 and 2024 respectively, and $500 during the three months ended December 31, 2024, related to discrete benefit recognized in income tax expense in accordance with ASU No. 2016-09, Compensation - Stock Compensation.

Contacts:
Investor Relations
John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Assistant Vice President, Media Relations
+1 703 598 0980
media.relations@exlservice.com